Exhibit 21.1

Subsidiaries of Springleaf Finance Corporation

As of October 30, 2013	Jurisdiction of Incorporation
Springleaf Branch Holding Company	Delaware
Springleaf Finance Management Corporation	Indiana
Springleaf Financial Services of Alabama, Inc.	Delaware
Springleaf Financial Services of Arizona, Inc.	Arizona
Springleaf Financial Services of Arkansas , Inc.	Delaware
Springleaf Financial Services of New Hampshire, Inc.	Delaware
Springleaf Financial Funding Company	Delaware
Springleaf Financial Funding II Holding Company	Delaware
Springleaf Financial Funding Company II	Delaware
Springleaf Financial Cash Services, Inc.	Delaware
Springleaf Financial Services, Inc.	Delaware
Springleaf Documentation Services, Inc.	California
Springleaf Financial Services of America, Inc.	Delaware
Springleaf Home Equity, Inc.	Delaware
Springleaf Auto Finance, Inc.	Delaware
Springleaf Asset Holding II, Inc.	Delaware
Springleaf Asset Holding, Inc.	Delaware
Eighth Street Funding, LLC	Delaware
Third Street Funding LLC	Delaware
Sixth Street Funding, LLC	Delaware
Tenth Street Funding, LLC	Delaware
Eleventh Street Funding LLC	Delaware
Twelfth Street Funding LLC	Delaware
Fourteenth Street Funding LLC	Delaware
Fifteenth Street Funding LLC	Delaware
Sixteenth Street Funding LLC	Delaware
Seventeenth Street Funding LLC	Delaware
Eighteenth Street Funding LLC	Delaware
Nineteenth Street Funding LLC	Delaware
Twentieth Street Funding LLC	Delaware
Midbrook Funding LLC	Delaware
Sumner Brook Funding LLC	Delaware
Springleaf Financial Services of Florida, Inc.	Florida
Springleaf Financial Services of Hawaii, Inc.	Hawaii
Springleaf Financial Services of Illinois, Inc.	Illinois
Service Bureau of Indiana, Inc.	Indiana
Springleaf Financial Technology, Inc.	Indiana
Springleaf Financial Services of Indiana, Inc.	Indiana
Springleaf Finance Commercial Corp.	Indiana
Interstate Agency, Inc.	Indiana
Springleaf Financial Services of America, Inc.	Iowa
Springleaf Financial Services of Louisiana, Inc.	Louisiana
Springleaf Financial Services of Massachusetts, Inc.	Massachusetts
Springleaf Finance, Inc.	Nevada
MorEquity, Inc.	Nevada
Wilmington Finance, Inc.	Delaware
Springleaf Financial Services of New York, Inc.	New York
Springleaf Financial Services of America, Inc.	North Carolina
Springleaf Financial Services of North Carolina, Inc.	North Carolina
Springleaf Financial Services of Ohio, Inc.	Ohio
Springleaf Financial Services of Pennsylvania, Inc.	Pennsylvania
Springleaf Financial Services of South Carolina, Inc.	South Carolina
Springleaf Auto Finance, Inc.	Tennessee
State Financial Services - Springleaf, Inc.	Texas
Springleaf Financial Services of Utah, Inc.	Utah
Springleaf Financial Services of Washington, Inc.	Washington
Springleaf Home Equity, Inc.	West Virginia
Springleaf Financial Services of Wisconsin, Inc.	Wisconsin
Springleaf Financial Services of Wyoming, Inc.	Wyoming
Yosemite Insurance Company	Indiana
CommoLoCo, Inc.	Puerto Rico

CREDITHRIFT of Puerto Rico, Inc.	Puerto Rico
Merit Life Insurance Co.	Indiana
Ocean Finance and Mortgages Limited	England and Wales
Ocean Money (II) Limited	England and Wales
Ocean Money Limited	England and Wales